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                                                                    EXHIBIT 10.2

                             GENESEE & WYOMING INC.
                           2004 OMNIBUS INCENTIVE PLAN

                                  AWARD NOTICE

            GRANTEE:                 ______________________________

            TYPE OF AWARD:              Restricted Stock Award

            NUMBER OF SHARES:        ______________________________

            DATE OF GRANT:           ______________________________

      1. Grant of Restricted Stock. This Award Notice serves to notify you that the Compensation Committee (the "Committee") of the Board of Directors of Genesee & Wyoming Inc. ("G&W") hereby grants to you, under G&W's 2004 Omnibus Incentive Plan (the "Plan"), a restricted stock award (the "Award"), on the terms and conditions set forth in this Award Notice and the Plan, of the number of shares of G&W's Class A Common Stock, par value $.01 per share (the "Common Stock") set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available on G&W's Intranet or from G&W's Human Resources Department upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used in this Award Notice are defined in the Plan.

      2. Restrictions and Vesting. Subject to the terms set forth in this Award Notice and the Plan, provided you are still in the employment or service of G&W or any Subsidiary at that time, the Common Stock represented by the Award will vest as follows: pro rata with respect to one-third of the shares subject to such Award on the first, second and third anniversaries of the Date of Grant, with any fractional share resulting from such proration vesting on the third anniversary. In the event of your death or the termination of your employment or service to G&W or any Subsidiary prior to the complete vesting of the Award, the unvested portion of the Award shall be forfeited as of the date of your death or such termination.

      3. Effect of Breach of Certain Covenants.

            (a) In General. If you engage in the conduct described in subsection
(c) of this Section 3, then, unless the Committee determines otherwise: (1) you immediately forfeit, effective as of the date you engage in such conduct, the unvested portion of the Award; and (2) you must return to G&W the shares of Common Stock that vested within the six-month period immediately preceding the date you engage in such conduct or, at the option of G&W, pay to G&W the Fair Market Value, as of the date you engage in such conduct, of the shares of Common Stock that vested within such six-month period.

            (b) Set-Off. By accepting the Award, you consent to a deduction from any amounts G&W or any Subsidiary owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amount that you owe G&W under subsection
(a) of this Section 3. G&W may elect

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to make any set-off in whole or in part. If G&W does not recover by means of a set-off the full amount that you owe G&W, you shall immediately pay the unpaid balance to G&W.

            (c) Conduct. You hereby agree that you will not, without the written consent of G&W, either during your employment by or service to G&W or any Subsidiary or thereafter, disclose to anyone or make use of any confidential information which you acquired during your employment or service relating to any of the business of G&W or any Subsidiary, except as such disclosure or use may be required in connection with your work as an employee or consultant of G&W or any Subsidiary. During your employment by or service to G&W or any Subsidiary, and for a period of six months after the termination of such employment or service, you will not, either as principal, agent, consultant, employee, stockholder or otherwise, engage in any work or other activity in direct competition with G&W or any Subsidiary. (For purposes of this Section 3, you shall not be deemed a stockholder if your record and beneficial ownership amount to not more than five percent of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.) The non-competition covenant of this Section 3 applies separately in the United States and in other countries. Your breach of the covenant of this subsection
(c) shall result in the consequences described in this Section 3.

      4. Effect of Change In Control.

            (a) Upon the occurrence of a "Change In Control" of G&W, the unvested portion of the Award shall immediately vest as of the date of the occurrence of such event.

            (b) The term "Change In Control" means a change in control of G&W of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K, as in effect on December 31, 1996, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as:

            (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than a Permitted Holder becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25 percent or more of the combined voting power of the outstanding securities of G&W ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: any acquisition by any corporation if, immediately following such acquisition, more than 75 percent of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of G&W ordinarily having the right to vote in the election of directors;

            (ii) individuals who constitute the Board on May 12, 2004 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 12, 2004 whose election, or nomination for election by G&W's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of G&W in which such person is named as a

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      nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of directors of G&W, as such terms are used in Rule 14a-11 under the Exchange Act, or "tender offer," as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board;

            (iii) upon the consummation by G&W of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of G&W ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75 percent of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or

            (iv) upon the approval by G&W's stockholders of a complete liquidation and dissolution of G&W or the sale or other disposition of all or substantially all of the assets of G&W other than to a Subsidiary.

            (c) The term "Permitted Holder" means: (i) G&W or a Subsidiary, (ii) any employee benefit plan sponsored by G&W or any Subsidiary, or (iii) Mortimer
B. Fuller III ("MBF"), or his spouse, siblings, children or grandchildren ("Family Members") or a trust, corporation, partnership or LLC, so long as all of the beneficial interests of which are held exclusively by MBF and/or one or more Family Members, where such person(s) or entity acquired their G&W stock from MFB.

      5. Book-Entry Registration. The Award initially will be evidenced by book-entry registration only, without the issuance of a certificate representing the shares of Common Stock underlying the Award.

      6. Issuance of Shares. Subject to Section 10 of this Award Notice, upon the vesting of any shares of this Award pursuant to this Award Notice, G&W shall issue a certificate representing such vested shares of Common Stock as promptly as practicable following the date of vesting. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

      7. Nonassignability. The shares of Common Stock underlying the Award and the right to vote such shares and to receive dividends thereon, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged or encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting, the sale or other transfer of the shares of Common Stock shall be subject to applicable laws and regulations under the Securities Exchange Act of 1934.

      8. Rights as a Stockholder. Unless the Award is cancelled as provided in
Section 3 of this Award Notice, prior to the vesting of the shares of Common Stock awarded under this Award Notice, you will have all of the other rights of a stockholder with respect to the shares of

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Common Stock so awarded, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of stockholders of G&W.

      9. Rights of G&W and Subsidiaries. This Award Notice does not affect the right of G&W or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

      10. Restrictions on Issuance of Shares. If at any time G&W determines that the listing, registration or qualification of the shares of Common Stock underlying the Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested shares of Common Stock under this Award Notice, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to G&W.

      11. Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

      12. Amendment. Except as otherwise provided by the Plan, G&W may only alter, amend or terminate the Award with your consent.

      13. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

      14. Notices. All notices and other communications to G&W required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed to G&W's office at 1200-C Scottsville Road, Suite 200, Rochester, New York 14624, Attention: Senior Vice President - Human Resources. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answerback is received.

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ACKNOWLEDGEMENT

      The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and G&W regarding the restricted stock granted by this Award Notice and that this Award Notice and the Plan supercede all prior oral and written agreements on that subject.

Dated: ___________________________

                                      __________________________________________

                                      Genesee & Wyoming Inc. By:

                                      __________________________________________
                                                   Shayne Magdoff
                                      Sr. VP of Administration & Human Resources

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